Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200
www.kirkland.com

May 22, 2015

Roundy’s, Inc.

875 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

We have acted as special counsel to Roundy’s, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling stockholders named in Schedule B to the Underwriting Agreement (as defined below) (the “Selling Stockholders”) of an aggregate of 4,025,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (which includes 525,000 shares sold upon exercise of the Underwriter’s (as defined below) option to purchase additional shares from the Selling Stockholders), pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated May 19, 2015, by and among the Company, the Selling Stockholders and Credit Suisse Securities (USA) LLC, as underwriter (the “Underwriter”). The Shares are being offered and sold under a registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2013 (Registration No. 333-192803) (such Registration Statement, as amended and supplemented, the “Registration Statement”), including a base prospectus dated January 22, 2014 (the “Base Prospectus”), a preliminary prospectus supplement dated May 18, 2015 (the “Preliminary Prospectus Supplement”), and a final prospectus supplement dated May 19, 2015 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the original issuance of the Shares and (iii) the Registration Statement and the exhibits thereto and the Prospectus.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the Selling Stockholders and officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the present General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

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